CODE OF ETHICS
                                   ADOPTED BY
                      PAUZE SWANSON CAPITAL MANAGEMENT CO.
                               FUND SERVICES, INC.
                              AND THEIR AFFILIATES

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INTRODUCTION

Pauze Swanson Capital Management Co. is an investment advisory firm located in Houston, Texas. It offers fixed income portfolio management to a client base that includes individuals, retirement plans, trusts, corporations, banks and insurance companies. Fund Services, Inc. is an affiliate of Pauze Swanson Capital Management Co. Fund Services, Inc., located in Houston, Texas, provides administration, accounting and transfer agency services to the mutual fund industry. In an effort to address both Pauze Swanson Capital Management Co. and Fund Services, Inc., the following Code of Ethics is divided into PART I and
PART II as follows:

PART I - Pauze Swanson Capital Management Co. and Fund Services, Inc., and their affiliates (the "Company") adopt PART I of this Code of Ethics with respect to its responsibilities to the public, to clients, to colleagues, and to employers.

PART II - Pauze Swanson Capital Management Co. and Fund Services, Inc., and their affiliates (the "Advisor") adopt PART II of this Code of Ethics with respect to certain types of personal securities transactions by officers, directors, employees and consultants of the Company and its affiliates, for the purpose of establishing reporting requirements and enforcement procedures with respect to such transactions.

PART I and PART II apply to all Pauze Swanson Capital management Co. and Fund Services, Inc. (and their affiliates) officers, directors, employees and consultants; and provide guidance to them in the performance of all their professional services. PART I establishes certain "Principles of Business" and then sets out "Rules" that support the stated "Principles." PART II defines specific terms and then addresses issues that relate to security transactions of the Advisor and its affiliates.

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                                     PART I

PRINCIPLES

PRINCIPLE 1 - INTEGRITY

THE COMPANY EMPLOYEES SHALL OFFER AND PROVIDE PROFESSIONAL SERVICES WITH INTEGRITY.

The Company clientele may place employees in a position of trust and confidence. The ultimate source of such public trust is the Company employees' personal integrity.

In deciding what is right and just, a Company employee should rely on his or her integrity as the appropriate touchstone. Integrity demands honesty and candor, which must not be subordinated for personal gain and advantage. Within the characteristic of integrity, allowance can be made for innocent error and legitimate difference of opinion; but integrity cannot co-exist with deceit or subordination of one's principles.

Integrity requires a Company employee to observe not only the letter but also the spirit of the Code.

PRINCIPLE 2 - OBJECTIVITY

A COMPANY EMPLOYEE SHALL BE OBJECTIVE IN PROVIDING PROFESSIONAL SERVICE TO CLIENTS.

Objectivity requires intellectual honesty and impartiality. It is an essential quality for any professional. Regardless of the particular service rendered or the capacity in which a Company employee should protect the integrity of his or her work, maintain objectivity, and avoid subordination of his or her judgment that would be in violation of this Code.

PRINCIPLE 3 - FAIRNESS

A COMPANY EMPLOYEE SHALL PERFORM PROFESSIONAL SERVICES IN A MANNER THAT IS FAIR AND REASONABLE TO CLIENTS, PRINCIPALS, PARTNERS, AND EMPLOYERS AND SHALL DISCLOSE CONFLICT (S) OF INTEREST (S) IN PROVIDING SUCH SERVICES.

Fairness requires impartiality, intellectual honesty, and disclosure of conflict(s) of interest(s). It involves a subordination of one's own feelings, prejudices, and desires so as to achieve a proper balance of conflicting interests. Fairness is treating others in the same fashion that you would want to be treated and is an essential trait of any professional.

PRINCIPLE 4 - CONFIDENTIALITY

A COMPANY EMPLOYEE SHALL NOT DISCLOSE ANY CONFIDENTIAL CLIENT OR COMPANY INFORMATION WITHOUT THE SPECIFIC CONSENT OF THE CLIENT OR PAUZE SWANSON CAPITAL MANAGEMENT CO.; UNLESS IN RESPONSE TO PROPER LEGAL PROCESS, TO DEFEND AGAINST CHARGES OF WRONGDOING BY THE COMPANY EMPLOYEE, OR IN CONNECTION WITH A CIVIL DISPUTE BETWEEN THE COMPANY EMPLOYEE AND A CLIENT.

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A client,  by seeking the services of a Company  employee,  may be interested in creating a relationship of person trust and confidence with the Company employee. This type of relationship can only be built upon the understanding that information supplied to the Company employee or other information will be confidential. In order to provide the contemplated services effectively and to
protect  the  client's  privacy,   the  Company  employee  shall  safeguard  the
confidentiality of such information.

RULES THAT RELATE TO THE PRINCIPAL OF INTEGRITY
-----------------------------------------------

Rule 1.1 A Company employee shall not solicit clients through false or misleading communications or advertisements:

          (a) MISLEADING ADVERTISING: a Company employee shall not make a false or misleading communication about the size, scope or areas of competence of the Company employee's practice or of any organization with which the Company employee is associated: and

          (b)  PROMOTIONAL  ACTIVITIES:  in  promotional  activities,  a Company employee shall not make materially false or misleading communications to the public or create unjustified expectations regarding matters relating to professional activities and competence of the Company employee. The term "promotional activities" includes, but is not limited to, speeches, interviews, books and/or printed publications, seminars, radio and television shows, and video cassettes; and

          (c) REPRESENTATION OF AUTHORITY: a Company employee shall not give the impression that a Company employee is representing the views of the company or any other group unless the Company employee has been authorized to do so. Personal opinions shall be clearly identified as such.

Rule 1.2 In the course of professional activities, a Company employee shall not engage in conduct involving dishonesty, fraud, deceit or misrepresentation, or knowingly make a false or misleading statement to a client, employer, employee, professional, colleague, governmental or other regulatory body or official, or any other person or entity.

Rule 1.3 A Company employee has the following responsibilities regarding funds and/or other property of clients:

          (a) In exercising custody of or discretionary authority over client funds or other property, a Company employee shall act only in accordance with the authority set forth in the governing legal instrument (e.g., special power of attorney, trust, letters testamentary, etc.); and

          (b) A Company employee shall identify and keep complete records of all funds or other property of a client in the custody of or under the discretionary authority of the Company employee; and

          (c) Upon receiving funds or other property of a client, a Company employee shall promptly or as otherwise permitted by law or provided by agreement with the client, deliver to the client or third party any funds or other property which the

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               client or third party is entitled to receive and, upon request by the client, render a full accounting regarding such funds or other property; and

          (d) A Company employee shall not commingle client funds or other property with employee's personal funds and/or other property or the funds and/or other property of the Company employee's firm. Commingling one or more clients' funds or other property together is permitted, subject to compliance with applicable legal requirements and provided accurate records are maintained for each client's funds or other property; and

RULES THAT RELATE TO THE PRINCIPLE OF OBJECTIVITY
-------------------------------------------------

Rule 2.1       A  Company   employee  shall  exercise   reasonable  and  prudent
               professional judgment in providing professional services.

Rule 2.2       A Company employee shall act in the interest of the client.

RULES THAT RELATE TO THE PRINCIPLE OF FAIRNESS
----------------------------------------------

Rule 3.1 In rendering professional services, a Company employee shall disclose to the client:

          (a) Material information relevant to the professional relationship, including but not limited to conflict(s) of interest(s), changes in the Company employee business affiliation, address, telephone number, credentials, qualifications, licenses, compensation structure and any agency relationships, and the scope of the Company employee's authority in that capacity.

          (b)  The   information   required  by  all  laws   applicable  to  the
               relationship in a manner complying with such laws.

Rule 3.2 A Company employee shall make timely written disclosure of all material information relative to the professional relationship. In all circumstances such disclosure shall include conflict(s) of interest(s) and sources of compensation. Written disclosures that include the following information are considered to be in compliance with this Rule:

          (a) A statement of the basic philosophy of the Pauze Swanson Capital Management Co. employee (or firm) in working with clients. The disclosure shall include the philosophy, theory and/or principles as stated in the ADV Part II and company brochure which will be utilized by the Pauze Swanson Capital Management Co. employee; and

          (b) Resumes of principals and employees of a firm who are expected to provide financial planning services to the client and a description of those services. Such disclosures shall include educational background, professional/employment history, professional designations and licenses held, and areas of competence and specialization; and

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          (c)  A statement of compensation, which in reasonable detail discloses the source(s) and any contingencies or other aspects material to the fee and/or commission arrangement. Any estimates made shall be clearly identified as such and shall be based on reasonable assumptions. Referral fees, if any, shall be fully disclosed;

          (d)  A statement identifying conflict(s) or interest(s).

Rule 3.3 The Company employee providing client services shall disclose in writing, prior to establishing a client relationship, relationships which reasonably may compromise the Company's objectivity or independence.

Rule 3.4 Should conflict(s) of interest(s) develop after a professional relationship has been commenced, but before the services contemplated by that relationship have been completed, a Company employee shall promptly disclose the conflict(s) or interest(s) to the client or other necessary persons.

Rule 3.5 The disclosure by investment advisors regarding sources of compensation required under Rule 3.2, such disclosure shall be made annually thereafter for ongoing clients. The annual disclosure requirement may be satisfied by offering to provide clients with the current copy of SEC form ADV Part II or the disclosure called for by Rule 4.2.

Rule 3.6       The Company employee's compensation shall be fair and reasonable.

Rule 3.7 Prior to establishing a client relationship, and consistent with the confidentiality requirements of Rule 4.1, the Company employee may provide references which may include recommendations from present and/or former clients.

Rule 3.8 When acting as an agent for a principal, the Company employee shall assure that the scope of his or her authority is clearly defined and properly documents.

Rule 3.9 The Company employee shall perform professional services with dedication to the lawful objectives of the employer and in accordance with this Code.

Rule 3.10      The company employee shall:

          (a) Advise the Company of any outside affiliations which reasonably may compromise service to an employer; and

          (b) Provide timely notice to the employer, unless precluded by contractual obligation, in the event of change or employment or licensing status.

Rule 3.11      The Company  employee doing business as a partner or principal of a financial services firm owes the Company's employee's partners or co-owners a responsibility to act in good faith. This includes, but is not limited to, disclosure of relevant and material financial information which in business together.

Rule 3.12      The Company  employee  shall join a financial  planning firm as a partner or principal  only on the basis of mutual  disclosure  of
               relevant  and   material   information   regarding   credentials,
               competence,   experience,  licensing  and/or  legal  status,  and
               financial stability of the parties involved.

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Rule 3.13      The Company  employee who is a partner or co-owner of a financial services firm who elects to withdraw from the firm shall do so in compliance with any applicable agreement, with his or her business interest in a fair and equitable manner.

Rule 3.14      The Company  employee shall inform his or her employer,  partners or co-owners of compensation or other benefit arrangements in connection with his or her services to clients which are in addition to compensation from the employer, partners or co-owners for such services.

Rule 3.15      If the Company employee enters into a business transaction with a client,  the  transaction  shall be on terms  which  are fair and reasonable to the client and the Company  employee shall disclose the risks of the  transaction,  conflict(s) of interest(s) of the
               Company  employee,  and  other  relevant  information,   if  any,
               necessary to make the transaction fair to the client.

RULES THAT RELATE TO THE PRINCIPLE OF CONFIDENTIALITY
-----------------------------------------------------

Rule 4.1 The Company employee shall not reveal-or use for his or her own benefit-without the client's consent, any personally identifiable information relating to the client relationship or the affairs of the client, except and to the extent disclosure or use is reasonably necessary:

          (a) To establish an account for the client, to effect a transaction for the client, or as otherwise impliedly authorized in order to carry out the client engagement; or

          (b)  To comply with legal requirements or legal process; or

          (c)  To defend the company employee against charges of wrongdoing; or

          (d) In connection with a civil dispute between the Company employee and the client.

Rule 4.2 The Company employee shall maintain the same standards of confidentiality to employers as to clients.

Rule 4.3 The Company employee doing business as a partner or principle of a financial services firm owes to the Company employee's partners or co-owners a responsibility to act in good faith. This includes, but is not limited to, adherence to reasonable expectations or confidentiality both which in business together and thereafter.

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                                     PART II

     Pauze Swanson Capital Management Co., Fund Services, Inc., and their affiliates (the "Company") adopt this code of ethics with respect to certain types of personal securities transactions by officers, directors, employees and consultants of the Company for the purpose of establishing reporting requirements and enforcement procedures with respect to such transactions.

I.   DEFINITIONS
     -----------

     (a) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained more in detail in Appendix A hereto.

     (b) A Security is being "considered for purchase or sale" by the Company on behalf of a client's account when a recommendation that the client's account purchase or sell a Security has been made by the Advisor or any agent thereof.

     (c)  "Control"   generally  means  the  power  to  exercise  a  controlling influence over the management of policies of a company, unless such power is solely the result of an official position with such company.

     (d) "Compliance officer" shall mean the officer of the Company designated by vote of the Board of Directors of the Advisor to receive reports and take certain actions as provided in this Code of Ethics.

     (e) "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

     (f) "Security" shall have the same meaning as that set forth in Section 202(a)(18) of the Investment Advisors Act of 1940 (generally, all securities) except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of
          1940), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     (g) Information is "Material" with respect to trading in a Security if its disclosure would affect or influence investor's decisions to purchase or sell the Security or would affect the price of the Security. A non-exhaustive list of situations that would likely be considered "Material" is set forth below:

          o    Mergers, acquisitions or takeovers.
          o    Increases or decreases in dividends.
          o    Financial forecasts, especially estimates of earnings.
          o    Changes in previously disclosed financial information.
          o    Proposed issuance of new securities.
          o    Significant changes in operations.

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          o    Significant  increases or declines in backlog orders or the award of a significant contract.
          o    Significant   new   products   to  be   introduced;   significant
               discoveries of oil and gas, minerals or the like.
          o    Extraordinary borrowing.
          o    Major litigation.
          o    Financial liquidity problems.
          o    Significant changes in management.
          o    The purchase or sale of substantial assets.

     (h) Information is "Non-public" when it has not been filed in publicly-available SEC reports, announced in press releases, carried on leading business wire services or printed in business publications. However, it may be advisable for a person in possession of material, non-public information to wait a reasonable period of time after such information has been published before making or recommending a trade in the related Securities. The duration of this waiting period may depend upon the nature of the information disclosed as well as how quickly and thoroughly the information was disseminated. For example, if the effect of the information or an investment decision is readily understandable, as in the case of an earnings declines, the waiting period may be shorter than if the information must be carefully evaluated before its bearing on investment decisions can be discerned.

II.  PROHIBITED PURCHASES AND SALES
     ------------------------------

     All officers, directors, employees and consultants of the Company are prohibited from:

     (a) purchasing or selling, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (1) is being considered for purchase or sale by any private account managed by the Company, any proprietary account of the Company (a form or type of structure offered to third persons, not the Company's trading accounts) or any registered investment company for which the Company acts as investment Advisor; or

          (2) is being purchased or sold by any private account managed by the Company or any proprietary account of the Company;

     (b) recommending any Securities transactions by any registered investment company or other client of the Company without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including without limitation:

          (1) his or her direct or indirect beneficial ownership of any securities of such issuer;

          (2)  any contemplated transaction by such person in such Securities;

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          (3)  any position with such issuer or its affiliates; and

          (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

     (c) trading in (either personally, including Securities that such persons are deemed to beneficially own, or on behalf of others) or recommending any Securities at any time that they are in possession of material, non-public information with respect to the issuer of such Securities.

     In addition, all such persons must maintain in strict confidence any material, non-public information with respect to the issuer of any Securities in accordance with the procedures set forth in this Code of Ethics.

     NOTE: Implicit in the foregoing is the understanding that portfolio managers are not to discuss with persons who do not have a need to know the investment plans for the Funds under management and other clients. See Part VIII of this Code of Ethics.

     All officers, directors and employees of the Company with access to financial data concerning the Company are prohibited from purchasing or selling shares of any class of capital stock of the Company from fifteen
     (15) days before the end of a reporting period until forty-eight (48) hours after the earnings release for that period is published. The Company's fiscal year ends June 30; accordingly, the "trading window" is closed from June 15 until forty-eight (48) hours after the annual earnings are released. Similarly, for the fiscal quarters ending September 30, December 31 and March 31, the "trading window" closes on the 15th or 16th of said months. Company's General Counsel may allow exceptions to this prohibition for a good cause (e.g., to avoid adverse consequences or hardships) by signing a completed authorization form. Further, purchases by such persons in the Company's 401(k) Plan are exempted from this prohibition provided the purchases are effected on a regular basis [lump sum purchases or exchanges in the 401(k) Plan are subject to this prohibition].

     NOTE: Officers, directors and 10 percent shareholders of the Company are subject to the short-swing profit restrictions contained in Section 16(b) of the Securities Exchange Act of 1934; and, with respect to purchases and sales within a six-month period, the Company has a statutory obligation to recover all gains or losses avoided as a result of such transactions from such persons.

III. EXEMPTED TRANSACTIONS
     ---------------------

     The prohibitions of Section II(a) of this Code shall not apply to:

     (a) purchases or sales effected in any account over which the officer, director, employee or consultant of the Company has no direct or indirect influence or control;

     (b) purchases or sales which are non-volitional on the part of the officer, director, employee or consultant of the Company;

     (c)  purchases which are part of an automatic dividend reinvestment plan;

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     (d)  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (e) any securities transaction, or series of related transactions, involving 500 shares of less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion; and

     (f) purchases or sales for which the officer, director, employee or consultant has received prior approval from the Compliance Officer. Prior approval shall be granted only if a purchase or sale of Securities is consistent with the purposes of this Code and Section 17(j) of the Invest Company Act of 1940 and rules thereunder. For example, a purchase or sale might be considered consistent with those purposes because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the Securities held.

IV.  REPORTING
     ---------

     (a) Whether or not one of the exemptions listed in Section III of this Code applies, each officer, director, employee and consultant of the Company shall file with the Compliance Officer a written report containing the information described in Section IV(c) of this Code with respect to each transaction in any Security in which such officer, director, employee or consultant has participated; PROVIDED, HOWEVER, THAT such officer, director, employee or consultant shall not be required to make a report with respect to any transaction (1) effected for any account over which he or she does not have any direct or indirect influence or control, (2) effected in open-end mutual fund accounts, and (3) in U.S. Government or agency obligations or bank certificate of deposit. Each such report may contain a statement that the report shall not be construed as an admission by the officer, director, employee or consultant that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (b) An officer, director, employee or consultant will be deemed to have participated in, and must report under this Code, any securities transactions participated in by:

          (1)  The person's spouse;

          (2)  The person's minor children;

          (3)  Any other relatives sharing the person's household;

          (4) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

          (5)  A trust as to which the person is a trustee;

          (6)  A revocable trust as to which the person is a settler;

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          (7)  A corporation of which the person is an officer,  director of 10%
               or greater stockholder; or

          (8) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

          With respect to subparagraph "(7)", officers, directors and employees of the Company shall not be required to make a report with respect to transactions effected for the account of the Company; and, said persons shall cause the Company to provide the Compliance officer with duplicate confirmations of all transactions and the report contemplated by this Part IV.

     (c) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) the date of the transaction, the title of and the number of shares, and the principal amount of each Security Involved;

          (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3)  the price at which the transaction was effected; and

          (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

     (d) The reporting requirements of this Section IV may be satisfied by sending duplicate confirmations of such trades to the Compliance Officer as long as the relationship to the reporting person has been previously disclosed to the Compliance Officer or is self-evident from the confirmation. Any report concerning a purchase or sale prohibited under Section II(a) hereof with respect to which the officer, director, employee or consultant relies upon one of the exemptions provided in Section III of this code shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     (e) In addition to the reporting requirements listed above, each officer, director and 10 percent shareholder of the Company shall file with the Securities and Exchange Commission an Initial Statement of Beneficial Ownership of Securities on Form 3 within ten days of becoming an officer, director or 10 percent shareholder of the Company. In addition, each officer, director and 10 percent shareholder of the Company shall file with the Securities and Exchange Commission a Statement of Changes in Beneficial Ownership on Form 4 within 10 days after the close of any calendar month in which there is a change in the Beneficial Ownership of Securities of the Company by such person.

V.   REVIEW
     ------

     The Compliance Officer shall review or supervise the review of the personal and corporate Securities transactions reported pursuant to Section IV. As part of that review,

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

     each such reported Securities transaction shall be compared against completed and contemplated trading activity of mutual funds and private accounts managed by the Company, and proprietary accounts of the Company to determine whether a violation of Section II of this Code may have occurred. If the Compliance Officer determines that a violation may have occurred, he or she shall promptly submit the pertinent information regarding the transaction to counsel for the Company. Such counsel shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question.

VI.  SANCTIONS
     ---------

     If the Company's counsel determines that a material violation of this Code has occurred, such counsel shall so advise the President and the office of the General Counsel of the Company. The President shall provide a written report of counsel's determination to the Board of Directors for such further action and sanctions as said Board deems appropriate, which sanctions may in the Board's discretion include, among other things, censure, suspension or removal of the officer, director, employee or consultant.

VII. PROCEDURES FOR PREVENTING THE TRADING ON MATERIAL, NON PUBLIC INFORMATION
     -------------------------------------------------------------------------

     (a) Officers, directors, employees and consultants of the Company may at times come into possession of material, non-public information with respect to the Company, its clients or other companies with which the Company has a business relationship. All such persons must refrain from trading in or recommending any Securities of any company while they are in possession of material, non-public information with respect to such Securities. The following procedures have been established to aid the officers, directors, employees and consultants of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading, If an individual believes that certain information in the individual's possession is material and non-public, or if the individual has questions as to whether the information is material or non-public, the individual should take the following steps:

          (1)  Report the matter immediately to the Compliance Officer,

          (2) Refrain from purchasing or selling the Securities on behalf of the individual or others, including investment companies or private accounts managed by the Company,

          (3) Refrain from communicating the information inside or outside the Company, other than to the Compliance Officer, and

          (4)  After  the  Compliance   Officer  has  reviewed  the  issue,  the
               individual will be instructed to continue the prohibitions against trading and communication, or the individual will be allowed to trade and communicate the information.

     (b)  To prevent insider trading, the compliance Officer should:

          (1) Provide, on a regular basis, an educational program to familiarize officers, directors, employees and consultants of the Company with the Company's policies and procedures on insider trading, misuse of material, non-public information, securities trading reporting requirements and related matters.

          (2)  Answer  questions  from  officers,   directors,   employees,  and
               consultants of the Company relating to the Company's policies and procedures.

          (3) Resolve issues of whether information received by an officer, director, employee or consultant of the Company is material and non-public.

          (4) Review on a regular basis and update as necessary the Company's policies and procedures.

          (5) When it has been determined that an officer, director, employee or consultant of the Company has material non-public information,

               (i)  Ensure that such information is not disseminated, and
               (ii) If necessary,  restrict officers,  directors,  employees and consultants from trading in securities to which the information relates, either for their own accounts, for the accounts of clients or for the Company's proprietary trading accounts.

          (6) Designate a restricted access location for the receipt of facsimile transmissions and establish appropriate procedures for controlling the circulation and distribution of facsimile transmissions received by the Company.

VIII.PROCEDURES FOR CONTROL OF MATERIAL, NON-PUBLIC INFORMATION
     ----------------------------------------------------------

     In order to minimize the chance of misuse of material, non-public information, all officers, directors, employees and consultants of the Company should adhere to the following procedures:

     (a) Material, non-public information relating to a client should be limited to those who have a "need to know" the information. Such information should not be discussed even with other Company employees unless it is necessary in order to serve the client. Material, non-public information generally should not be sent from one department to another department of the Company.

     (b) Files and other documents containing material, non-public information should be properly secured. Such information should not be left in the open in an unattended office.

     (c) All employees and consultants should be extremely careful about discussing non-public information relating to the Company or its clients in public areas, such as elevators, reception areas and restaurants.

IX.  ANNUAL REPORTS TO MANAGEMENT
     ----------------------------

     On an annual basis, the Compliance Officer should prepare a written report to the President and the Office of the General Counsel of the Company setting forth the following:

     (a) A summary of existing procedures to detect and prevent insider trading.

     (b) Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

     (c) An evaluation of the current procedures and any recommendations for improvement, and

     (d) A description of the Company's continuing efforts to educate all officers, directors, employees and consultants of the Company regarding insider trading, including the dates of any such educational programs presented since the last report to management.

X.   MISCELLANEOUS PROVISIONS
     ------------------------

     (a) All reports of Securities transactions and any other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     (b) The directors of the Company may from time to time adopt such interpretations of this Code as they deem appropriate.

     (c) Nothing contained in this Code shall be interpreted as relieving any officer, director, employee or consultant of the Company from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Company, its affiliates or subsidiaries. The policy and procedures described in the Code of Ethics SUPPLEMENT, AND DO NOT REPLACE, any other policies and procedures adopted by the Company or codes of ethics adopted by affiliated investment companies under Rule 17j-1 promulgated under the Investment Company Act of 1940. Every officer, director, employee and consultant must read and retain this Code of Ethics and should consult with the Compliance Officer with respect to any question arising hereunder.

                                   APPENDIX A
                                   ----------

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an officer, director, employee, or consultant has or acquires. The term "beneficial ownership" of securities would include, not only ownership of securities held by an officer, director, employee or consultant for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he should regard as a personal holding corporation. Correspondingly, this te5rm would exclude securities held by an officer, director, employee or consultant for the benefit of someone else.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which an officer, director, employee or consultant is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by an officer, director, employee or consultant where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

     An officer, director, employee or consultant also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an officer, director, employee or consultant may in itself indicate that the officer, director, employee or consultant would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an officer, director, employee or consultant will be treated as being beneficially owned by the officer, director, employee or consultant.

     An officer, director, employee or consultant also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

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